UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    June 5, 2013

Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                    (952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Lakes Entertainment, Inc. (“Lakes”) 2013 Annual Meeting of Shareholders was held on June 5, 2013 in Flintstone, Maryland, at which the shareholders approved the following:

Proposal One: A proposal to elect five directors of Lakes for a term until the next Annual Meeting of the shareholders, or until his successor is elected and shall have been qualified.

Director	Votes For	Votes Withheld	Broker Non-Votes
Lyle Berman	13,583,710	265,188	8,520,761
Timothy J. Cope	13,454,271	394,627	8,520,761
Neil I. Sell	13,446,977	401,921	8,520,761
Ray Moberg	13,636,563	212,335	8,520,761
Larry C. Barenbaum	13,613,106	235,792	8,520,761

Proposal Two: A non-binding advisory vote to approve the compensation of our named executive officers disclosed in the proxy statement. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
13,322,223	292,071	234,604	8,520,761

Proposal Three: A non-binding advisory vote on the frequency of a non-binding advisory vote on executive compensation. The proposal received the following votes:

1 year	2 Years	3 Years	Abstentions	Broker Non-votes
13,453,465	112,284	72,951	210,198	8,520,761

Lakes has decided to adopt one year as the frequency for the non-binding advisory vote on the compensation of Lakes’s named executive officers.

Proposal Four: A proposal to ratify the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, to serve as the independent registered public accounting firm of Lakes for the 2013 fiscal year. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
21,611,911	614,194	143,554	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC.
(Registrant)

Date: June 10, 2013	/s/ Timothy J. Cope
Name: Timothy J. Cope
Title: President and Chief Financial Officer